UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      September 6, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 6, 2011, CP Property Holdings, LLC (“CP Property”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with the Economic Development Corporation of Fulton County (the “CDC”), an economic development corporation working with the U.S. Small Business Administration (“SBA”) pursuant to the SBA’s 504 Loan Program.  Pursuant to the Loan Agreement, CP Property issued a Promissory Note in favor of the CDC in an aggregate principal amount of $2,034,000 (the “SBA Loan”).  The funding of the SBA Loan is expected to occur on or about October 12, 2011 (the “Funding Date”), subject to the satisfaction of certain conditions, at which time CP Property will use the proceeds thereof to repay in its entirety the debt incurred by CP Property and payable to Apax Capital, LLC (“Apax”).  The debt owing to Apax was used to partially fund CP Property’s acquisition in May 2011 of the operations and selected assets of a 100 bed senior living facility located in College Park, Georgia known as College Park Healthcare Center (“College Park”) and had been guaranteed by the Company.

The SBA Loan matures on October 1, 2031 (the “Maturity Date”).  Interest on the SBA Loan accrues on the principal balance thereof, beginning on the Funding Date, at an annual fixed rate, which rate will be determined on the Funding Date.  The SBA Loan is payable in equal monthly installments of principal and interest based on a twenty (20) year amortization schedule.  Each such payment is payable on the first business day of each month, commencing on November 1, 2011 and continuing until the Maturity Date, when all unpaid amounts are due.

CP Property is permitted, upon 45 days prior written notice to the CDC, to prepay the SBA Loan in full (along with any other fees and expenses due and payable under the SBA Loan); however, partial prepayments are not permitted. The SBA Loan has a prepayment premium for any prepayment made during the first 10 years of such loan.  In the event prepayment occurs during the first ten years of the SBA Loan, the prepayment premium shall be equal to the prepayment amount multiplied by the interest rate on the SBA Loan multiplied by a predetermined factor based on the year of prepayment.  In the event the SBA Loan is prepaid during the first year of the loan, the predetermined factor is 1.00, and for each subsequent year thereafter (through year 10) the predetermined factor is reduced by ten percent (10%).

The SBA Loan has one-time origination, guaranty and other administrative fees totaling $45,426.  Additionally, the SBA Loan has: (i) an annual fee payable to the agent servicing such loan equal to one-tenth of one percent (1/10 of 1%) of the outstanding balance of the SBA Loan; (ii) an annual fee payable to the CDC equal to one percent (1%) of the outstanding balance of the SBA Loan; and (iii) an annual, ongoing guarantee fee payable to the SBA equal to seven hundred forth nine one thousandths of one percent (0.749 of 1%) of the outstanding balance of the SBA Loan ((i) through (iii) collectively, the “Annual Fees”).  Each of the Annual Fees is recalculated every five years.

The SBA Loan is secured by: (i) a second deed to secure debt on the real property and improvements of College Park (subject only to a prior lien held by The Bank of Las Vegas); (ii) a first priority security interest on all equipment of CP Property and CP Nursing, LLC, a wholly owned subsidiary of the Company and operator of College Park (“CP Nursing”), used or useful in their businesses and any products and/or proceeds thereof; and (iii) and an assignment of all

CP Property’s right, title and interest in, to and under all existing and future leases and rental agreements with respect to College Park.  The SBA has guaranteed all amounts owing under the SBA Loan.  In addition, each of the Company, Hearth and Home of Ohio, Inc., a wholly owned subsidiary of the Company and affiliate of CP Holdings, and CP Nursing has unconditionally guaranteed all amounts owing under the SBA Loan.

In connection with the refinancing of College Park described herein, the Company, CP Property and CP Nursing, as applicable, also entered into a deed to secured debt, a security agreement, a servicing agent agreement, an assignment of leases and rents, indemnity agreements and guarantees, each containing customary terms and conditions, including financial covenants.

Item 2.03                                             Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer